UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Lyft, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of the Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Team,

This morning we filed our preliminary proxy statement with the SEC, which contains information about our company and our upcoming Annual Stockholder Meeting. I want to take this opportunity to put this filing into context and touch on a couple of important elements.

We disclosed in this morning’s filing that Lyft has been engaging with one of our stockholders, Engine Capital, to better understand its views and to share ours. Engaging with stockholders is something that we take seriously and do on a regular basis, and these discussions with Engine Capital were recently speculated about in the media.

Our proxy statement includes background regarding this engagement, and in particular that Engine Capital has nominated two candidates for election to our Board of Directors. Our Board carefully reviewed the backgrounds and qualifications of these two nominees and determined that they do not bring skills or experiences not already represented on the Board, nor would either be additive to our efforts to drive further stockholder value creation. Engine Capital also made a variety of other demands about our governance, stock repurchase program and other ways to maximize value, none of which we believe are in the best interest of our company at this time.

Getting proposals like this is common for public companies and has no bearing on our focus on customers. Our view is that by obsessing over our customers, we’ll continue to generate strong financial results and long-term value for shareholders. That will be my focus, I encourage it to be yours.

I won't speculate as to what Engine Capital will do next, but that could range from withdrawing their nominees to engaging in a public proxy fight. While Engine Capital may continue to publicize their views, we're committed to our strategy. In the meantime, the best thing you can do is remain focused on playing your part in delivering the best possible experience for riders and drivers on our platform and supporting our business partners.

This situation may generate increased interest in our company. If you receive any inquiries from the media or other outside parties, please do not comment and instead forward them to press@lyft.com. The team will respond on Lyft’s behalf.

Our Board and PDT have great confidence in the future of Lyft, and I hope you share in our excitement. Thank you for your continued dedication and commitment.

David

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Forward-Looking Statements
Certain statements contained in this note are “forward-looking statements” about Lyft within the meaning of the securities laws, including statements about Lyft’s annual meeting, strategy and financial performance. Such statements, which are not of historical fact, involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in Lyft’s filings with the Securities and Exchange Commission. Lyft does not undertake an obligation to update its forward-looking statements to reflect future events, except as required by applicable law.
Additional Information and Where to Find It
On April 11, 2025, Lyft, Inc. (“Lyft”) filed a preliminary proxy statement in connection with its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which is available here. Detailed information regarding the names, affiliations and interests of individuals who are participants in Lyft’s solicitation of proxies from its stockholders is available in Lyft’s preliminary proxy statement. Prior to the Annual Meeting,

Lyft will furnish a definitive proxy statement to its stockholders, together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Stockholders may obtain, free of charge, Lyft’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Lyft with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting at the SEC’s website, which is located at http://www.sec.gov. Copies of Lyft’s definitive 2025 proxy statement, any amendments or supplements thereto and any other relevant documents filed by Lyft with the SEC in connection with the Annual Meeting will also be available, free of charge, at Lyft’s website, which is located at http://investor.lyft.com, or by writing to Investor Relations, Lyft, Inc., 185 Berry Street, Suite 400, San Francisco, CA 94107. In addition, copies of these materials may be requested, free of charge, from Lyft’s proxy solicitor by calling Innisfree M&A Incorporated at (877) 750-0926.